UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2010

Asset Acceptance Capital Corp.

(Exact name of Registrant as specified in its charter)

Delaware	000-50552	80-0076779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28405 Van Dyke Avenue

Warren, MI 48093

(Address of principal executive offices)

Registrant’s telephone number, including area code: (586) 939-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b) — Departure of Senior Vice President-Finance and Chief Financial Officer

On January 8, 2010, Mark A. Redman provided notice of resignation as Senior Vice President-Finance and Chief Financial Officer of Asset Acceptance Capital Corp. (the “Company”) and its wholly-owned subsidiary, Asset Acceptance, LLC (the “Subsidiary”). Mr. Redman has agreed to continue in his current role as an officer and employee while the Company works toward identifying and retaining his successor and to assist in related transition matters until the earlier of (i) the date his successor takes office, (ii) May 31, 2010, or (iii) 14 days after written notice is provided by one party to the other. Mr. Redman is the Company’s chief financial officer, chief accounting officer and a “named executive officer” for whom disclosure was required to be made by the Company in its most recent proxy statement pursuant to Item 402(c) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 8, 2010	Asset Acceptance Capital Corp.

	By:	/s/ E.L. Herbert
	Name:	E.L. Herbert
	Title:	Vice President and General Counsel